                                                                EXHIBIT 10.25

                             DATED DECEMBER 30, 1999





                              SIMON GLOBAL LIMITED

                                      -AND-

                                HANS. C. MAUTNER





         --------------------------------------------------------------

                              EMPLOYMENT AGREEMENT

         --------------------------------------------------------------





                            Jones, Day Reavis & Pogue
                               Bucklersbury House
                             3 Queen Victoria Street
                                     London
                                    EC4N 8NA

EMPLOYMENT AGREEMENT

        This employment agreement (this "Agreement") is entered into this 30th day of December, 1999, by and between SIMON GLOBAL LIMITED (the "Company") and HANS C. MAUTNER (the "Executive").

                                   RECITALS

        The Executive is currently employed as Vice Chairman and a member of the Board of Directors of Simon Property Group, Inc. ("SPG") and a member of such Board's Executive Committee pursuant to an employment agreement ("Employment Agreement") dated September 23, 1998 between the Executive and Corporate Property Investors, a Massachusetts business trust ("CPII"), as amended. The Employment Agreement was entered into as a consequence of the merger of CPII and Simon DeBartolo Group, Inc., a Maryland corporation ("Simon"), pursuant to the terms of an Agreement and Plan of Merger dated as of February 18, 1998 among CPII, Simon and Corporate Realty Consultants, Inc., a Delaware corporation (the "Merger") for the purpose of retaining the Executive as an officer of SPG following the Merger.

        The Company has been incorporated in the United Kingdom as a subsidiary of SPG and wishes to retain the Executive on a temporary assignment as its [Chief Executive Officer] to manage its operations from within the United Kingdom under the terms of this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1        EMPLOYMENT. TERM AND DUTIES

                  1.1 EMPLOYMENT The Company hereby employs the Executive and the Executive hereby accepts employment by the Company on the terms and conditions set forth in this Agreement.

                  1.2 TERM The Executive's employment under this Agreement shall be deemed to have commenced on Novembe 1, 1999 (the "Effective Date") and shall automatically terminate on October 1, 2001 (the "Termination Date"), unless terminated earlier as provided in Section 4 below (the "Term"), or otherwise renewed by mutual agreement of the Company and the Executive. The Executive agrees to exclude any rights he may have under Part X of the Employment Rights Act 1996 in respect of a dismissal consisting only of the expiry of this Agreement without it being renewed. Further, the Executive agrees to exclude any right he may have to a redundancy payment in respect of the expiry of the Term without its being renewed.

                  1.3 POSITIONS AND DUTIES During the Term, the Executive shall serve as Chief Executive Officer of the Company. During the Term, the Executive shall report directly to the board of directors of the Company (the "Board") and/or to such other person as the Board may determine from time to time. The Executive shall abide by such lawful instructions given by the Board or under its authority. The Executive's principal focus shall be to assist in the operation of the Company at its most senior level in a manner determined from time to time by the Board. The Executive shall be and serve as a director of the Company. Save as aforesaid the Executive shall not, in the United Kingdom, engage on any business on his own account, nor take other employment, nor represent any person's interests other than the Company, nor do or omit to do anything which may prejudice the Executive's continued residence in the United Kingdom on such terms as may be specified by or under the authority of the government of the United Kingdom from time to time. Notwithstanding the foregoing, the Executive may engage in the following activities outside the United Kingdom (or in the United Kingdom in circumstances which do not prejudice the Executive's continued residence in the United Kingdom as mentioned above) (and shall be entitled to retain all economic benefits thereof including fees paid in connection therewith) as long as they do not (without the approval of the Company) substantially interfere with the performance of the Executive's duties and responsibilities hereunder: (i) serve on corporate, civic, religious, educational and/or charitable boards or committees, (ii) deliver lectures, fulfil speaking engagements or teach on a part-time basis at educational institutions and
(iii) make investments in businesses or enterprises and manage his personal investments in accordance with the business and ethics policy adopted from time to time by the Company or SPG, (iv) participate (and continue to participate as a director of the commercial corporations listed on Schedule I attached hereto. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law.

                  1.4 COMMITMENT OF EMPLOYEE The Executive shall carry out his duties on such days and during such hours as shall be reasonably determined by the Board having regard to the needs of the Company's business. Regulation 4(1) of The Working Time Regulations 1998 (the "Regulations") provides that an employee's average working time, including overtime, in any applicable reference period (generally a period of 17 weeks) shall not exceed 48 hours for each seven day period. The Regulations allow individuals to contract out of Regulation 4(1). By entering into this Agreement the Executive agrees with the Company, that for the duration of the Executive's employment, Regulation 4(1) or any successor provision shall not apply, unless and until the expiry of three month's prior written notice given by the Executive to the Company to end such agreement. Whether or not Regulation 4(1) shall apply to the Executive's employment hereunder, the Executive agrees that the 17 week reference period referred to above shall consist of fixed 17 week periods, such 17 week periods shall be deemed to have commenced on October 1, 1999.

                  1.5 DATA PROTECTION The Executive understands that for purposes connected with his employment by the Company and for providing other benefits connected with his employment, the Company will be processing personal data and sensitive personal data concerning him (the terms "processing", "personal data" and "sensitive personal data" having the meanings given to them in the Data Protection Act 1998). This information will only be processed for the legitimate human resources purposes of the Company. The Executive also understands that the Company may need to transmit this information to affiliates of Simon Property Group and to the providers of benefits made available to him in connection with his employment by the Company. Finally, the Executive understands that this information may need to be transmitted by the Company to the United States of America. The Executive agrees to the processing, disclosing and transmitting of such information, as described above.

         2        COMPENSATION AND OTHER BENEFITS

                  2.1 BASE COMPENSATION As compensation for services rendered during the Term, the Company shall pay to the Executive a base salary (the "Base Salary") initially at an annual rate equal to $399,200 such Base Salary to be subject to increase from time to time by the Board. The Basic Salary and Annual Bonus payable under 2.2 below and the Housing subsidy referred to in 2.8 below shall be calculated in US dollars and be paid to the Executive in pounds sterling applying the average of the daily spot US dollar to sterling exchange rates for the calender month preceding the month in which any such payments are to be made. In any event, the Board shall review the Executive's annual Base Salary no less frequently than annually to determine whether any increase should be made. The Base Salary shall be payable in accordance with the payroll policies of the Company as from time to time in effect, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations.

                  2.2 ANNUAL BONUS In addition to the Base Salary, the Executive shall be eligible to receive, for each calendar year or portion thereof occurring during the Term, a targeted annual bonus (the "Annual Bonus") in an amount up to one hundred thirty-five percent (135%) of the Executive's Base Salary for such calendar year or portion thereof respectively. The amount of any such Annual Bonus shall be determined by the Board in accordance with the standard practice relating to the incentive compensation program of the Company. The Annual Bonus shall be paid to the Executive, less such amounts as shall be required to be deducted or withheld therefrom by applicable law and regulations, at such time or times as is in accordance with the then prevailing policy of the Company relating to incentive compensation payments.

                  2.3 GENERAL BUSINESS EXPENSES The Company shall pay or reimburse the Executive for all expenses that are consistent with the Company's policy and reasonably and necessarily incurred by the Executive during the Term in the performance of the Executive's duties under this Agreement. Such expenses shall include all Company-related business expenses arising out of activities at clubs at which the Executive is a member. Such payment shall be made upon presentation of such documentation as the Company may reasonably require of its senior executive employees prior to making such payments or reimbursements.

                  2.4 EXPENSES The Company will reimburse the Executive for the cost of airfare and other miscellaneous out-of-pocket expenses incurred by the Executive and his spouse for not more than three (3) personal round trips annually between the United States and the United Kingdom.

                  2.5 VACATION During the Term, the Executive shall be entitled to five (5) weeks of vacation per calendar year which shall be taken by the Executive concurrently with, but not in addition to, the vacation days to which the Executive is entitled under his Employment Agreement, as amended. The Executive shall not be permitted to accumulate and carry over unused vacation time or pay from year to year except to the extent permitted in accordance with the Company's vacation policy for senior executives. The Executive's entitlement to vacation shall accrue during each calendar year pro rata to the number of completed calendar months continuous service by the Executive during such year.

                  2.6 UNUSED VACATION On the termination of the Executive's employment, the Executive will be entitled to pay in lieu of any untaken vacation entitlement calculated on the basis of 1/260 of Base Salary for each day's holiday entitlement. If on termination of the Executive's employment he has taken holiday in excess of his entitlement then a sum calculated adopting the same method may be deducted from any salary or other payments due to the Executive.

                  2.7 LOCATION, OFFICE AND SUPPORT STAFF During the Term the Executive shall be entitled to administrative assistance of a type and extent, and to an office or offices (with furnishings and other appointments) of a type and size as may be agreed between the Executive and the Company from time to time. The Executive will be based at the Company's premises in London although, the Executive may regularly on a day to day basis be required to travel and carry out his duties at other places within the United Kingdom as the needs of the Company's business may require. The Executive shall not be required to, and shall not, undertake any duties for the Company outside the United Kingdom.

                  2.8 HOUSING SUBSIDY During the Term the Company shall provide the Executive with a housing subsidy at a maximum rate of 2,000 pounds sterling per week to defray liabilities for rent and associated costs incurred by the Executive in securing residential accommodation for himself in London during the Term. The housing subsidy shall be payable following production by, the Executive of such documentation as the Company may reasonably require evidencing the Executive's liability for such housing costs. The housing subsidy shall be paid at such times as shall be agreed between the Executive and the Company and shall, at the Company's option, be paid directly to the person or entity providing the Executive's residential accomodation.

         3        NON-COMPETITION

                  3.1 COVENANTS AGAINST COMPETITION The Executive acknowledges that as of the execution of this Employment Agreement (i) the Company is engaged in providing Business Services to such one or more of its affiliates as the Company may from time to time agree; (ii) his employment with the Company will have given him access to confidential information; and
(iii) the agreements and covenants contained in this Agreement are essential to protect the business and goodwill of the Company and its affiliates. Accordingly, the Executive covenants and agrees as follows:

                  (1) NON-COMPETE Without the prior written consent of the Board of the Company, the Executive shall not anywhere in the world directly or indirectly (except in the Executive's capacity as an officer of the Company or any of its affiliates), during the Restricted Period (as defined below) : (i) engage or participate in any activity falling within the definition of Business Services; (ii) enter the employ of, or render any services (whether or not for a fee or other compensation) to, any person engaged in any activity falling within the definition of Business Services; or (iii) acquire an equity interest in any such person in any capacity; provided, that during the Restricted Period the Executive may own, directly or indirectly, solely as a passive investment, securities of any company traded on any national securities exchange or on the National Association of Securities Dealers Automated Quotation System. As used herein, "Business Services" means the research, analysis and development of business relationships and opportunities relating to the acquisition, ownership, financing, leasing, operation and development of shopping centres and other retail projects in Europe, the Far East and Latin America and the "Restricted Period" shall mean the period commencing with the Effective Date and ending on the first anniversary of the date that the Executive's employment hereunder is lawfully terminated by either the Executive, the Company, or both.

                  (2) CONFIDENTIAL INFORMATION; PERSONAL RELATIONSHIP The Executive acknowledges that the Company has a legitimate and continuing proprietary interest in the protection of its confidential information and has invested substantial sums and will continue to invest substantial sums to develop, maintain and protect confidential information. The Executive agrees that, during and after the Restricted Period, without the prior written consent of the Board, the Executive shall keep secret and retain in strictest confidence, and shall not knowingly use for the benefit of himself or others all confidential matters relating to the Company's Business including, without limitation, operational methods, marketing or development plans or strategies, business acquisition plans, joint venture proposals or plans, and new personnel acquisition plans, learned by the Executive heretofore or hereafter (such information shall be referred to herein collectively as "Confidential Information"); provided, however, that nothing in this Agreement shall prohibit the Executive from disclosing or using any Confidential Information (A) in the performance of his duties hereunder, (B) as required by applicable law, regulatory authority, recognized subpoena power or any court of competent jurisdiction, (C) in connection with the enforcement of his rights under this Agreement or any other agreement with the Company, or (D) in connection with the defence or settlement of any claim, suit or action brought or threatened against the Executive by or in the right of the Company. Notwithstanding any provision contained herein to the contrary, the term "Confidential Information" shall not be deemed to include any general knowledge, skills or experience acquired by the Executive or any knowledge or information known or available to the public in general (other than as a result of a breach of this provision by the Executive). Moreover, the Executive shall be permitted to retain copies of, or have access to, all such Confidential Information relating to any disagreement, dispute or litigation (pending or threatened) involving the Executive.

                  (3) EMPLOYEE OF THE COMPANY AND ITS AFFILIATES During the Restricted Period, without the prior written consent of the Board, the Executive shall not, directly or indirectly, hire or solicit, or cause others to hire or solicit, for employment by any person other than the Company or any affiliate or successor thereof, any employee of, or person employed within the two years preceding the Executive's hiring or solicitation of such person by, the Company and its affiliates or successors or encourage any such employee to leave his employment. For this purpose, any person whose employment has been terminated involuntarily by the Company (or any predecessor of the Company) shall be excluded from those persons protected by this Section 3.1(c) for the benefit of the Company.

                  (4) BUSINESS RELATIONSHIP During the Restricted Period, the Executive shall not, directly or indirectly, request or advise a person that has a business relationship with the Company to curtail or cancel such person's business relationship with the Company.

                  3.2 RIGHTS AND REMEDIES UPON BREACH If the Executive breaches, or threatens to commit a breach of, any of the provisions contained in Section 3.1 of this Agreement (the "Restrictive Covenants"), the Company shall have the rights and remedies set out in (a) to (c) below, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

                  (1) SPECIFIC PERFORMANCE The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company.

                  (2) ACCOUNTING The right and remedy to require the Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any action constituting a breach of Restrictive Covenants.

                  (3) SEVERABILITY OF COVENANTS The Executive acknowledges and agrees that the Restrictive Covenants are reasonable and valid in duration and geographical scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

         4               TERMINATION

                  4.1 TERMINATION BY THE COMPANY FOR CAUSE The Company may terminate the Executive's employment hereunder for Cause (as defined below) as provided in this Section 4.1. If the Company terminates the Executive's employment hereunder for Cause, the Executive shall be entitled to:

                  (1) Base Salary at the rate in effect (as provided for by Section 2.1 of this Agreement) at the time of such termination through to the Date of Termination;

                  (2) any Annual Bonus earned but not yet paid as of the Date of Termination;

                  (3)      any accrued vacation pay;

                  (4) reimbursement for expenses incurred, but not yet paid prior to the Date of Termination; and

                  (5) any other compensation and benefits, including deferred compensation, as may be provided in accordance with the terms and provisions of any applicable plans and programs of the Company through to the Date of Termination.

                  In any case described in this Section 4.1, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that the Company intends to terminate the Executive's employment for Cause. Such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. The Executive shall be given the opportunity within 30 calendar days of the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given 15 business days after such meeting to correct such act or failure to act. Upon failure of the Executive, within such latter 15 day period, to correct such act or failure to act, the Executive's employment by the Company may be immediately terminated for Cause by summary written notice from the Company to the Executive. Anything herein to the contrary notwithstanding, if, following a termination of the Executive's employment by the Company for Cause based upon the conviction of the Executive for a felony involving actual dishonesty as against the Company, such conviction is overturned on appeal, the Executive shall be entitled to the payments and the economic equivalent of the benefits that the Executive would have received as a result of a termination of the Executive's employment by the Company Without Cause.

                  For purposes of this Section 4.1, "Cause" means (a) the Executive is convicted of a felony involving actual dishonesty as against the Company, or (b) the Executive, in carrying out his duties and responsibilities under this Agreement, voluntarily engages in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise, unless such act, or failure to act, was believed by the Executive in good faith to be in the best interests of the Company.

                  4.2 TERMINATION OTHER THAN FOR CAUSE The Company and the Executive may terminate the Executive's employment hereunder upon the expiry of 30 days prior written notice to be given by each party to the other. If the Executive's employment is terminated pursuant to this clause
4.2 then the Executive shall be entitled to:

                  (1) any Base Salary accrued or Annual Bonus earned but not yet paid as of the Date of Termination;

                  (2) keep any computer and/or software provided to the Executive by the Company for home or travel use for no consideration provided that any Confidential Information shall first be deleted therefrom by and to the satisfaction of the Company;

                  (3)      any accrued vacation pay;

                  (4) reimbursement for expenses incurred, but not paid prior to such termination of employment; and

                  (5) any other compensation and benefits, including deferred compensation, as may be provided through to the Date of Termination in accordance with the terms and provisions of any applicable plans or programs of the Company (including, but not limited to, those plans described in Section 2).

                  4.3 RESIGNATION FROM OFFICES ON TERMINATION Upon termination of the Executive's employment for whatever reason or at the election of the Board or upon either party hereto giving notice to terminate the Executive's employment the Executive shall upon the request of the Board resign forthwith without claim for compensation (but without prejudice to any claim he may have for damages for breach of this agreement) from any, and all, offices he may hold as a director of the Company or in any other capacity with any person as the Company's nominee. Should the Executive fail to resign from his offices and all of them as required under this clause 4.3 the Company is hereby irrevocably authorised by the Executive to appoint some person in his name and on his behalf TO execute any such documents and do all such things requisite to effect such resignations by the Executive.

                  4.4 DATE OF TERMINATION For purposes of this Agreement, "Date of Termination" shall mean the date on which Executive's employment with the Company shall terminate for any reason.

         5        INDEMNIFICATION Contemporaneously herewith, the Company and the Executive shall execute an indemnification agreement which, by its terms, shall indemnify the Executive to the fullest extent permitted by applicable law and by the Company's certification of incorporation and by-laws. Such indemnification agreement shall contain terms no less favourable to the Executive than the terms of any other indemnification agreement provided to any other senior officer of the Company.

         6        OTHER PROVISIONS

                  6.1 NOTICES Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, on the date of actual receipt thereof, as follows:

                           (1)      If to the Company to:

                                    Simon Global Limited
                                    HQ Business Centres
                                    33 St. James' Square
                                    Office Number 2-12 and 2-13
                                    London SW1Y 4JS England

                                    With a copy to:

                                    Simon Property Group, Inc.
                                    115 West Washington Street
                                    Indianapolis, Indiana  46204
                                    Attn:  Chief Executive Officer

                           (2)      If to the Executive, to:

                                    Mr. Hans C. Mautner
                                    8 Cadogan Square
                                    London SW1 England

                           Any party may change its address for notice
hereunder by notice to the other party hereto.

                  6.2 ENTIRE AGREEMENT; PRIOR AGREEMENTS This Agreement, including the attached Schedules which are a part hereof for all purposes, contains the entire agreement and understanding between the parties with respect to the subject matter hereof. As of the Effective Date, this Agreement shall supersede all prior employment and severance agreements between the Company (or its predecessors) and the Executive, it being understood, however, that this Agreement shall not supersede the Employment Agreement (or any amendments thereto).

                  6.3 GOVERNING LAW This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  6.4 ASSIGNMENT The obligations of the Executive hereunder are personal and may not be assigned or delegated by him or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization or company of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company, PROVIDED, that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably acceptable to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

         7        RESOLUTION OF DISPUTES

                  7.1 NEGOTIATION The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiations between the Executive and an executive officer of the Company who has authority to settle the controversy. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Within 10 days after the effective date of such notice, the Executive and an executive officer of the Company shall meet at a mutually acceptable time and place within the New York City metropolitan area, and thereafter as often as they reasonably deem necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 30 days of the disputing party's notice, or if the parties fail to meet within 10 days, either party may initiate arbitration of the controversy or claim as provided hereinafter. If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three business days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section 7.1 shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

                  7.2 ARBITRATION Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved by nonbinding means as provided in Section 7.1 within 60 days of the initiation of such procedure, shall be finally settled by arbitration conducted expeditiously in New York City, New York in accordance with the Centre for Public Resources, Inc. ("CPR") Rules for Non-Administered Arbitration of Business Disputes by three independent and impartial arbitrators, of whom each party shall appoint one, provided that if one party has requested the other to participate in a non-binding procedure and the other has failed to participate, the requesting party may initiate arbitration before the expiration of such period. Any such party shall be appointed from the CPR Panels of Neutrals. The arbitration shall be governed by the United States Arbitration Act and any judgment upon the award decided upon the arbitrators may be entered by any court having jurisdiction thereof. The arbitrators are not empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Each party hereby acknowledges that compensatory damages include (without limitation) any benefit or right of indemnification given by one party to the other under this Agreement.

                  7.3 EXPENSES The Company shall promptly pay or reimburse the Executive for all costs and expenses, including, without limitation, court or arbitration costs and attorneys' and accountants' fees and disbursements incurred by the Executive as a result of any claim, action or proceeding (including, without limitation, a claim, action or proceeding by the Executive against the Company) arising out of, or challenging the validity or enforceability of, this Agreement or any provision hereof or any other agreement or entitlement referred to herein.

         8        SUCCESSORS This Agreement shall be binding upon and inure
to the benefit of the Executive and his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         9        AMENDMENT This Agreement may be amended or modified only by an agreement in writing executed by all of the parties hereto.

         10       BENEFICIARIES/REFERENCES The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s), as the case may be.

         11       REPRESENTATION The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization or any applicable laws or regulations.

         12       SURVIVORSHIP The respective rights and obligations of the
parties hereunder shall survive any termination of this Agreement or the Executive's employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

                  IN WITNESS WHEREOF, the parties have executed this Agreement effective for all purposes as of the date first above written.

                                      For and on behalf of SIMON GLOBAL LIMITED


                                      By: /s/ David Simon
                                         --------------------------
                                          David Simon, Director


                                      By: /s/ James. M. Barkley
                                         --------------------------
                                          James M. Barkley, Secretary



                                          /s/ Hans C. Mautner
                                         --------------------------
                                          HANS C. MAUTNER

                                         In the presence of: /s/ Guy B. Abbiss

                                                                   SCHEDULE I

DIRECTORSHIPS

Julius Baer Investment Management, Inc.
Blackwell Land Company
Cornerstone Properties Inc.
Corporate Realty Investment Capital
Dreyfus California Tax Exempt Money Market Fund, Inc.
Dreyfus Insured Municipal Bond Fund, Inc.
Dreyfus New Leaders Fund, Inc.
Dreyfus Strategic Municipals, Inc.
Dreyfus Strategic Municipal Bond Fund, Inc.
Dreyfus Municipal Bond Fund, Inc.
Dreyfus Municipal Money Market Fund, Inc.
The International Investor Advisory Board
Mezzanine Lending Associates Advisory Board
Nassau Capital Advisory Board
Destination Europe, Limited